UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     January 7, 2016

                                                 HICKOK INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-147 (Commission File Number)	34-0288470 (IRS Employer Identification No.)

    10514 Dupont Avenue      Cleveland, Ohio                                                                                44108
    (Address of principal executive offices)                                                                             (Zip Code)

Registrant's telephone number, including area code         (216) 541-8060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Other Events

            On January 8, 2016, Hickok Incorporated (the "Company"), and its wholly owned subsidiary Federal Hose Merger Sub, Inc. ("Hickok Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), with First Francis Company Inc., an Ohio corporation ("First Francis"), Federal Hose Manufacturing LLC, an Ohio limited liability company and a wholly owned subsidiary of First Francis ("Federal Hose"), and Mr. Edward Crawford and Mr. Matthew Crawford, each of whom are the shareholders of First Francis.

            The Merger Agreement provides that, subject to customary closing conditions including the approval of the Company's shareholders and the execution of several agreements as further discussed below, at the closing (1) First Francis will sell all of the issued and outstanding membership interests of Federal Hose to the Company through the merger of Hickok Merger Sub with and into Federal Hose, with Federal Hose surviving as the Company's wholly owned subsidiary after completion of the transaction (the "Merger"), (2) the Company will issue 911,250 validly issued, fully paid and non-assessable Class A Common Shares, without par value, and 303,750 validly issued, fully paid and non-assessable Class B Common Shares, without par value, to First Francis as consideration at the closing of the Merger, and (3) the Company will issue to First Francis a promissory note in the principal amount of $2,768,662 and a promissory note in the principal amount of $2,000,000 (subject to certain adjustments), each of which will be secured by all of the assets of Hickok and cetain of its subsidiaries, bear interest at a rate of 4.0% per annum, be amortized over a ten year period, and will be fully due six years after the issue date.

            The Merger Agreement includes customary representations, warranties and covenants of the Company, First Francis and the shareholders of First Francis made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract by and among the parties thereto and are not intended to provide factual, business, or financial information about the Company, First Francis or Federal Hose. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between the Company and First Francis rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other parties in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Federal Hose has agreed to operate the business in the ordinary course consistent with past practice until the closing of the transaction.

            First Francis, the shareholders of First Francis and Federal Hose have also agreed not to (i) solicit any proposals or offers relating to the sale, merger or reorganization of First Francis or Federal Hose or (ii) enter into discussions or an agreement concerning, or to provide confidential information in connection with, any proposals or offers for the sale, merger or reorganization of First Francis or Federal Hose.

            Pursuant to the Merger Agreement, the Company will enter into a Registration Rights Agreement with First Francis (the "Registration Rights Agreement") pursuant to which First Francis will be provided with certain piggyback and demand registration rights with respect to the Class A Common Shares and Class B Common Shares that it will receive in connection with the Merger.

            In connection with the transaction, Federal Hose (which will become a wholly owned subsidiary of the Company at closing) will also enter into an amended Lease Agreement with Edward Crawford (the "Lease Agreement") for a ten-year lease of a facility located in Painesville, Ohio out of which Federal Hose's business is operated. Federal Hose will pay rent to Edward Crawford in the amount of $15,000 per month under the Lease Agreement.

            Edward Crawford and Matthew Crawford serve on the Board of Directors of the Company. Matthew Crawford is the son of Edward Crawford. The consideration to be paid in connection with this transaction was determined by negotiation between the parties and was approved by the unaffiliated Directors of the Company.

            The foregoing descriptions of the Merger Agreement, form of promissory notes, form of Registration Rights Agreement, and form of Lease Agreement are qualified in their entirety by the copies of such documents which are attached as Exhibit 2.1 and incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

           In connection with the signing of the Merger Agreement and pursuant thereto, on January 7, 2016, the Company's Board of Directors amended and restated its Amended and Restated Code of Regulations, effective upon the closing of the transactions contemplated by the Merger Agreement, to preserve certain of the Company's beneficial net operating loss deductions and tax carryforwards by restricting the transfer of shares, without approval of the Company's Board of Directors, to the extent that any such transfer increases the percentage of a shareholder's interest in the Company's common shares above 4.9% of the Company's total outstanding shares or otherwise increases the percentage of ownership of any shareholder currently holding at least 4.9% of the Company's outstanding common shares. The foregoing description of the Amended and Restated Code of Regulations is qualified in its entirety by the copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

           (d) Exhibits
Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated January 8, 2016, by and among First Francis Company Inc., Federal Hose Manufacturing LLC, Edward F. Crawford, Matthew Crawford, Hickok Incorporated and Federal Hose Merger Sub, Inc.*

3.1	Hickok Incorporated Amended and Restated Code of Regulations

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED

By:  /s/ Robert L. Bauman
Robert L. Bauman
   President and CEO

Date:    January 12, 2016

EXHIBIT  INDEX
Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated January 8, 2016, by and among First Francis Company Inc., Federal Hose Manufacturing LLC, Edward F. Crawford, Matthew Crawford, Hickok Incorporated and Federal Hose Merger Sub, Inc.*

3.1	Hickok Incorporated Amended and Restated Code of Regulations

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.